Exhibit 10.55

                                                                        January 16, 2002

Mr. Stephen M. Wolf
Chairman and Chief Executive Officer
US Airways, Inc.
2345 Crystal Drive
Arlington, Virginia 22227

Dear Steve:

             Reference is made to the letter agreement dated January 22, 1996 (as previously amended by letter agreement dated November 18, 1998, the "SERP Letter Agreement") between you and US Airways, Inc. (the "Company") concerning supplemental retirement benefits to be paid to you upon your retirement from the Company. This letter, when countersigned by you will constitute an amendment to the SERP Letter Agreement. This amendment has been approved by the Company's Board of Directors at its meeting on January 16, 2002. The Company hereby agrees with you as follows:

             1.        Clause (ii) of paragraph 1(a) of the SERP Letter Agreement is hereby amended in its entirety to read as follows: "(ii) final average earnings calculated in accordance with the Retirement Plan based on your actual salary and bonus except that for this purpose you shall be deemed to have been paid compensation in the year preceding the calendar year in which your employment terminates in an amount equal to the sum of your base salary rate in effect immediately prior to your termination of employment plus an assumed bonus at the maximum bonus percentage applicable to you under the annual incentive plan of US Airways in which you participate".

             2.        The last sentence of paragraph 6 of the SERP Letter Agreement is hereby amended in its entirety to read as follows:

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Mr. Stephen M. Wolf
January 16, 2002

             "For purposes of this Agreement the terms "cause," "good reason" and "change-of-control" shall have the definitions set forth in the Amended and Restated Employment Agreement among you, US Airways Group, Inc. and US Airways, Inc. dated January 16, 2002."

             3.        Paragraph 3 of the SERP Letter Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:

             "For purposes of this Agreement, when you cease to serve as Chief Executive Officer you shall be deemed to have terminated employment."

             In all other respects, the SERP Letter Agreement shall remain in full force and effect.

             If you concur in the foregoing, please indicate your agreement by signing a copy of this letter in the space provided below.

                                                                                    US Airways, Inc.

                                                                                    _/s/ Jennifer C. McGarey__
                                                                                    Jennifer C. McGarey
                                                                                    Vice President, Deputy
                                                                                    General Counsel and Secretary

                                                                                    _/s/ Stephen M. Wolf____
                                                                                    Stephen M. Wolf

US Airways Group, Inc.

_/s/ Jennifer C. McGarey__
Jennifer C. McGarey
Secretary

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